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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

          (1)   Registration Statement (Form S-3 No. 333 174335) of ImmunoGen Inc., and

          (2)   Registration Statements (Form S-8 No. 333-170788, 333-185086, 333-75372, 333-75374, 333-138713, 333-147738 and 333-155540) of ImmunoGen Inc.;

of our report dated August 28, 2014, with respect to the consolidated financial statements and schedule of ImmunoGen Inc. and the effectiveness of internal control over financial reporting of ImmunoGen Inc. included in this Annual Report (Form 10-K) of ImmunoGen Inc. for the year ended June 30, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 28, 2014

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm